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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement of The Pathways Group, Inc. on Form SB-2 (File No. ___) of our report dated February 24, 1998 on our audits of the consolidated financial statements of The Pathways Group, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/      PricewaterhouseCoopers LLP
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Seattle, Washington
September 24, 1998